FLOW-THROUGH WARRANTS

Exhibit 10.14

YUKON GOLD CORPORATION, INC.

SUBSCRIPTION AGREEMENT FOR SPECIAL FLOW-THROUGH WARRANTS

(For Alberta, British Columbia, Nova Scotia, Ontario, Québec and Non-U.S. Offshore Subscribers)

TO:           YUKON GOLD CORPORATION, INC.

AND TO: NORTHERN SECURITIES INC. (the “Agent”)

The undersigned (the “Subscriber”) hereby subscribes for and agrees to purchase from Yukon Gold Corporation, Inc. (the “Corporation”) that number of special flow-through warrants of the Corporation (each, a “Warrant”) set out below at a price of CDN$1.05 per Warrant. In accordance with this agreement, after the Closing Time (as hereinafter defined), such agreement will be irrevocable. Each Warrant entitles the Subscriber to receive upon exchange, without payment of additional consideration, one “flow-through” common share in the capital of the Corporation (each, a “Flow-Through Common Share”). The Warrants may be exchanged by the holder at any time in accordance with their terms, and each Warrant shall in any event be automatically exchanged for one Flow-Through Common Share immediately after the earlier of: (i) the Qualification Date (as hereinafter defined) and (ii) the first Business Day (as hereinafter defined) following the date which is four months after the Closing Date (as hereinafter defined). The Subscriber agrees to be bound by the terms and conditions set forth in the attached “Terms and Conditions of Subscription for Warrants of Yukon Gold Corporation, Inc.” including without limitation the representations, warranties and covenants set forth in the applicable schedules attached thereto. The Subscriber further agrees, without limitation, that the Corporation and the Agent may rely upon the Subscriber’s representations, warranties and covenants contained in such documents.

(Name of Subscriber)	Number of Warrants X CDN$1.05 =
Aggregate Subscription Price: _______________________
Account Reference (if applicable)	(the “Subscription Price”)

Per:
Authorized Signature
If the Subscriber is signing as agent for a principal (“Beneficial Purchaser”) and is not a trust company or portfolio manager, in either case, purchasing as trustee or agent for accounts fully managed by it, complete the following and if applicable, ensure that Schedule A is completed on behalf of such Beneficial Purchasers:

Official Capacity of Title - if the Subscriber is not an individual)	(Name of Disclosed Principal)

(Name of individual whose signature appears above if different that the name of the subscriber printed above.)	(Disclosed Principal’s Residential Address)

(Subscriber’s Residential Address, including Municipality and Province)

(Fax Number)	(Fax Number)

(Telephone Number) (Email Address)	(Telephone Number) (Email Address)

(Social Insurance Number, Federal Corporate Tax Account Number or Tax Shelter ID Number).	(Social Insurance Number, Federal Corporate Tax Account Number or Tax Shelter ID Number)

Registered Shareholder Information (if different from Subscriber):	Delivery Instructions as set forth below:

(Name)	(Name)

(Account Reference, if applicable)	(Account Reference, if applicable)

(Address, including Postal Code)	(Address)

(Contact Name) (Telephone Number)

This is the first page of an agreement comprised of 18 pages (not including Schedules A, B and C).

In addition to this face page, the Subscriber must complete each applicable schedule and exhibit attached hereto.

The Corporation hereby accepts the subscription as set forth above, on the terms and conditions contained in this Subscription Agreement and the Corporation represents and warrants to the Subscriber that the representations and warranties made by the Corporation to the Agent in the Agency Agreement (as hereinafter defined) are true and correct in all material respect as of the Closing Date (as hereinafter defined) (save and except as waived by the Agent) and that the Subscriber is entitled to rely thereon.

ACCEPTED this ___ day of _________________, 2006.

YUKON GOLD CORPORATION, INC.

Per:	Authorized Signing Officer

TERMS AND CONDITIONS OF SUBSCRIPTION FOR
WARRANTS OF YUKON GOLD CORPORATION, INC.

ARTICLE 1 - INTERPRETATION

1.1	Definitions

Whenever used in this Subscription Agreement, unless there is something in the subject matter or context inconsistent therewith, the following words and phrases shall have the respective meanings ascribed to them as follows:

“Agency Agreement” means the agency agreement to be entered into between the Agent and the Corporation in respect of the Offering.

“Agent” means Northern Securities Inc., together with any of its affiliates and any other investment dealers included in the syndicate for the Offering.

“Agent’s Option” means the option of the Agent, exercisable within 48 hours prior to the Closing, to purchase or offer for sale additional Warrants and/or Conventional Warrants up to maximum additional proceeds of $2,000,000 on the same terms and conditions as the Offering.

“Broker Warrant” shall have the meaning ascribed to such term in Section 8.1.

“Business Day” means a day other than a Saturday, Sunday or any other day on which the principal chartered banks located in Toronto are not open for business.

“Canadian Exploration Expense” or “CEE” means a Canadian exploration expense described in paragraph (f) of the definition of “Canadian Exploration Expense” in subsection 66.1(6) of the Tax Act, other than Canadian exploration and development overhead expenses as defined in Regulation 1206(1) of the Tax Act, the amount of any assistance received by the Corporation relating to specified expenses as described in paragraph 66(12.6)(a) of the Tax Act or specified expenses which are a cost of, or for the use of, seismic data as described in paragraph 66(12.6)(b.1) of the Tax Act.

“Closing” shall have the meaning ascribed to such term in Section 4.1.

“Closing Date” shall have the meaning ascribed to such term in Section 4.1.

“Closing Time” shall have the meaning ascribed to such term in Section 4.1.

“Common Shares” shall mean the common shares in the capital of the Corporation.

“Committed Amount” means the aggregate Subscription Price.

“Conventional Warrants” means the warrants concurrently being offered by the Corporation, where each such Conventional Warrant entitles the holder thereof to receive, without payment of additional consideration, one Common Share and one common share purchase warrant (the “Underlying Warrants”).

“Corporation” means Yukon Gold Corporation, Inc. and includes any successor corporation to or of the Corporation.

“Disclosed Principal” shall have the meaning ascribed to such term on the face mage of this Subscription Agreement.

“Final Receipt” means the final MRRS decision document issued in accordance with the Mutual Reliance Review System evidencing that final receipts for the Prospectus have been issued for each of the Selling Jurisdictions in which Subscribers are resident.

“Flow-Through Common Share” shall have the meaning ascribed to such term on the face page hereof.

“Flow-Through Mining Expenditure” means an expense which is a “flow-through mining expenditure” as defined in subsection 127(9) of the Tax Act.

“FT Broker Warrant” shall have the meaning ascribed to such term in Section 8.1 hereof.

“Insider” means (a) a director or senior officer of the Corporation, (b) a director or senior officer of a company that is an insider or subsidiary of the Corporation, or (c) any person who beneficially owns, directly or indirectly, voting securities of the Corporation or who exercises control or direction over voting securities of the Corporation or a combination of both carrying more than 10% of the voting rights attached to all voting securities of the Corporation for the time being outstanding.

“Offering” means the offering in the Selling Jurisdictions, subject to the Agent’s Option, of Warrants and/or Conventional Warrants for aggregate proceeds of up to $6,000,000, provided that the issuance and sale of Conventional Warrants accounts for a minimum of $1,000,000 of gross proceeds raised pursuant to the Offering.

“person” means any individual (whether acting as an executor, trustee administrator, legal representative or otherwise), corporation, firm, partnership, sole proprietorship, syndicate, joint venture, trustee, trust, unincorporated organization or association, and pronouns have a similar extended meaning.

“Proposed Amendments” means the draft legislation to amend the Tax Act and regulations thereto released by the Minister of Finance (Canada) on December 20, 2002 and November 9, 2006.

“Prospectus” means a final short form prospectus in respect of the distribution of Flow-Through Common Shares issuable upon the exercise of the Warrants and the Common Shares and Underlying Warrants issuable upon the exercise of the Conventional Warrants.

“Qualification Date” means the third Business Day after the later of (i) the date of issuance of a Final Receipt and (ii) the clearance of a Registration Statement.

“Registration Statement” means the registration statement to be filed by the Corporation with the United States Securities Exchange Commission with respect to the Securities.

“Resource Expense” means an expense which is CEE which qualifies as Flow-Through Mining Expenditure and which is incurred on or after the Closing Date (as defined in section 4.1 hereof) and on or before the Termination Date which may be renounced by the Corporation pursuant to subsection 66(12.6) of the Tax Act in accordance with subsection 66(12.66) of the Tax Act with an effective date not later than December 31, 2006 and in respect of which, but for the renunciation, the Corporation would be entitled to a deduction from income for income tax purposes.

“Regulation D” means Regulation D under the U.S. Securities Act.

“Regulation S” means Regulation S under the U.S. Securities Act.

“Rule 144” means rule 144 under the U.S. Securities Act.

“SEC” means the United States Securities and Exchange Commission.

“SEC” means the United States Securities and Exchange Commission.

“Securities” means, collectively, the Warrants and the Flow-Through Common Shares.

“Securities Laws” means collectively, the securities laws, instruments, regulations, rules, rulings and orders in the Selling Jurisdictions, as applicable, the policy statements issued by the Securities Regulators and the rules of the TSX.

“Securities Regulators” means the securities regulatory authorities or securities commissions in the Selling Jurisdictions.

“Selling Jurisdictions” means Alberta, British Columbia, Nova Scotia Ontario, and Quebec and any other jurisdictions inside or outside Canada, as may be agreed upon by the Agent and the Corporation as evidenced by the Corporation’s acceptance of a Subscription Agreement with respect thereto.

“Special FT Broker Warrant” shall have the meaning ascribed to such term in Section 8.1.

“Special Unit Broker Warrant” shall have the meaning ascribed to such term in Section 8.1.

“Special Warrant Certificate” means a certificate representing one or more Warrants and containing the terms set out in Section 3.1 hereof.

“Subscriber” means the subscriber for the Warrants as set out on the face page of this Subscription Agreement.

“Subscription Agreement” means this subscription agreement (including any schedules hereto) and any instrument amending this Subscription Agreement; “hereof”, “hereto”, “hereunder”, “herein” and similar expressions mean and refer to this Subscription Agreement and not to a particular Article or Section; and the expression “Article” or “Section” followed by a number means and refers to the specified Article or Section of this Subscription Agreement.

“Subscription Price” shall have the meaning ascribed to such term on the face page of this Subscription Agreement.

“Tax Act” means the Income Tax Act (Canada) and the regulations promulgated thereunder.

“Termination Date” means December 31, 2007.

“Term Sheet” means the term sheet delivered to prospective purchasers of Warrants, a copy of which is attached hereto as Schedule “C”.

“TSX” means the Toronto Stock Exchange.

“Unit Broker Warrant” shall have the meaning ascribed to such term in Section 8.1.

“United States” means the United States of America, its territories and possessions, any State of the United States and the District of Columbia.

“U.S. Person” means a U.S. Person as that term is defined in Rule 902(k) of Regulation S under the U.S. Securities Act.

“U.S. Securities Act” means the United States Securities Act of 1933, as amended.

1.2	Taxation Act (Québec)

Any reference to a word or term defined in the Tax Act shall include, for purposes of Québec income taxation, a reference to the equivalent word or term, if any, defined in the Taxation Act (Québec) as such act may be amended, re-enacted or replaced from time to time. Any reference to the Tax Act or a provision thereof shall include, for purposes of Québec income taxation, a reference to the Taxation Act (Québec) or the equivalent provision thereof as such act may be amended, re-enacted or replaced from time to time. Any reference to a filing or similar requirement imposed under the Tax Act shall include, for purposes of Québec income taxation, a reference to the equivalent filing or similar requirement, where applicable, under the Taxation Act (Québec) as the may be amended, re-enacted or replaced from time to time; provided that, if no filing or similar requirement is provided under the Taxation Act (Québec), a copy of any material filed under the Tax Act shall be filed with the ministère du Revenu du Québec.

1.3	Gender and Number

Words importing the singular number only shall include the plural and vice versa, words importing the masculine gender shall include the feminine gender and words importing persons shall include firms and corporations and vice versa.

1.4	Currency

Unless otherwise specified, all dollar amounts in this Subscription Agreement, including the symbol “$”, are expressed in Canadian dollars.

1.5	Subdivisions, Headings and Table of Contents

The division of this Subscription Agreement into Articles, Sections, Schedules and other subdivisions and the inclusion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Subscription Agreement. The headings in this Subscription Agreement are not intended to be full or precise descriptions of the text to which they refer. Unless something in the subject matter or context is inconsistent therewith, references herein to an Article, Section, Subsection, paragraph, clause or Schedule are to the applicable article, section, subsection, paragraph, clause or schedule of this Subscription Agreement.

ARTICLE 2 - SCHEDULES

2.1	Description of Schedules

The following are the Schedules attached to and incorporated in this Subscription Agreement by reference and deemed to be a part hereof:

Schedule “A” Representation Letter

Schedule “B” Certificate - Additional Representations, Warranties and Covenants for Non-Canadian Subscribers (other than U.S. Persons)

Schedule “C” Term Sheet

ARTICLE 3 - SUBSCRIPTION AND DESCRIPTION OF
Warrants

3.1	Terms of the Offering

Each Warrant entitles the Subscriber to receive upon exchange, without payment of additional consideration, one Flow-Through Common Share. The Warrants may be exchanged by the holder at any time in accordance with their terms, and each Warrant shall in any event be automatically exchanged for one Flow-Through Common Share immediately after the earlier of (i) the Qualification Date and (ii) the first Business Day following the date which is four months after the Closing Date.

If the Qualification Date has not occurred by 4:30 p.m. (Toronto time) on the date which is 60 days from the Closing Date, each holder of Warrants shall thereafter be entitled to receive, upon the exercise or deemed exercise of the Warrants 1.1 Flow-Through Common Shares for every Warrant then held by such holder (in lieu of the one Flow-Through Common Share otherwise receivable) at no additional consideration.

The Corporation will not, under any circumstances, be obligated to issue any fraction of a Flow-Through Common Share on the exchange of the Warrants. To the extent that a holder of the Warrants would otherwise have been entitled to receive, on the exchange of Such Warrants, a fraction of a Flow-Through Common Share, such right may only be exercised in respect of such fraction in combination with another Warrant Certificate which in the aggregate entitles the warrantholder to receive a whole number of Flow-Through Common Shares. In any other case where a warrantholder would be entitled upon the exchange of a Warrant to receive a fraction of a Flow-Through Common Share, the number of Flow-Through Common Shares to be issued shall be rounded down to the next whole number and the holder of such Warrant certificate shall not be entitled to any compensation in respect of any fractional Flow-Through Share.

3.2	Subscription for the Warrants

The Subscriber acknowledges (on its own behalf and, if applicable, on behalf of those for whom the Subscriber is contracting hereunder, including each Beneficial Purchaser) that the Warrants being subscribed for hereunder form part of the Offering in Canada and elsewhere outside of Canada where legally permitted of Warrants and Conventional Warrants for aggregate gross proceeds of up to $6,000,000, subject to the Agent’s Option. The Subscriber (on its own behalf and, if applicable, on behalf of those for whom the Subscriber is contracting hereunder, including each Beneficial Purchaser) hereby confirms its subscription for and offer to purchase the Warrants from the Corporation, on and subject to the terms and conditions set out in this Subscription Agreement, for the Subscription Price which is payable as described in Article 4 hereto.

3.3	Acceptance and Rejection of Warrant by the Corporation

The Subscriber acknowledges and agrees (on its own behalf and, if applicable, on behalf of those for whom the Subscriber is contracting hereunder, including each Beneficial Purchaser) that the Corporation reserves the right, in its absolute discretion, to reject this subscription for Warrants, in whole or in part, at any time prior to the Closing Time. If this subscription is rejected in whole, any cheques or other forms of payment delivered to the Corporation representing the Subscription Price will be promptly returned to the Subscriber without interest or deduction. If this subscription is accepted only in part, a cheque representing any refund of the Subscription Price for that portion of the subscription for the Warrants which is not accepted, will be promptly delivered to the Subscriber without interest or deduction.

ARTICLE 4 - CLOSING

4.1	Closing

Issuance, sale and delivery of the Warrants and payment of the Subscription Price will be completed (the “Closing”) at the offices of Macleod Dixon LLP, Suite 500, 100 Wellington Street West, Toronto, Ontario, Canada at 11:00 a.m. EST (the “Closing Time”) on December 15, 2006 or such earlier or later date or time as the Corporation and the Agent may agree (the “Closing Date”).

4.2	Conditions of Closing

The Subscriber acknowledges and agrees (on its own behalf and, if applicable, on behalf of those for whom the Subscriber is contracting hereunder, including each Beneficial Purchaser) that the obligations of the Corporation hereunder are conditional on the accuracy and truth of the representations and warranties of the Subscriber contained in this Subscription Agreement as of the date of this Subscription Agreement, and as of the Closing Time as if made at and as of the Closing Time, and the fulfillment of the following conditions as soon as possible and in any event no later than the Closing Time:

(a)	the Corporation accepts the Subscriber’s subscription in whole or in part;

(b)
unless other arrangements acceptable to the Corporation and the Agent have been made, payment by the Subscriber of the Subscription Price by certified cheque or bank draft in Canadian dollars payable to “Northern Securities Inc..”

(c)	the Subscriber having properly completed, signed and delivered this Subscription Agreement no later than 9:00 a.m. EST on the last Business Day preceding the Closing Date to:

Northern Securities Inc.
150 York Street, Suite 1800
Toronto, Ontario
M5H 3S5

Attention: Doug Harris
Facsimile: (416) 644-0270

(d)	the Subscriber having properly completed, signed and delivered one of the certificates as set forth in Schedule “A” or Schedule “B” hereto, as applicable;

(e)	the Subscriber having properly completed, signed and delivered to the Corporation such other documents as may be required pursuant to terms of this Subscription Agreement;

(f)	the offer, sale and issuance of the Warrants being exempt from the prospectus and registration requirements of applicable Securities Laws; and

(g)	the conditions of closing contained in the Agency Agreement being satisfied or waived by the relevant party.

4.3	Authorization of the Agent

The Subscriber (on its own behalf and, if applicable, on behalf of those for whom the Subscriber is contracting hereunder, including each Beneficial Purchaser) authorizes the Agent in its discretion, to act as the Subscriber’s representative at the Closing, and hereby appoints the Agent, with full power of substitution, as its true and lawful attorney with full power and authority in the Subscriber’s place and stead:

(a)
to represent the Subscriber at the Closing, to receive certificates representing the Warrants, to execute in the Subscriber’s name and on its behalf all closing receipts and required documents, and to exercise any rights of termination contained in the Agency Agreement;

(b)
to extend such time periods and to modify or waive, in whole or in part, any representations, warranties, covenants or conditions in the Agency Agreement or any ancillary or related document in its absolute discretion;

(c)	to terminate this Subscription Agreement and/or the Agency Agreement, in such manner and on such terms and conditions as the Agent in its sole discretion may determine; and

(d)	without limiting the generality of the foregoing, to negotiate, settle, execute, deliver and amend the Agency Agreement.

ARTICLE 5- REPRESENTATIONS AND WARRANTIES OF THE CORPORATION

5.1
By execution of this Subscription Agreement, the Corporation hereby agrees with the Subscriber that the Subscriber shall have the benefit of all representations, warranties and covenants made by the Corporation to the Agent and set forth in the Agency Agreement, such representations, warranties and covenants shall form an integral part of this Subscription Agreement, with such changes as are necessary to reflect that they are being made by the Corporation to the Subscriber, and shall survive the Closing of the purchase and sale of Warrants and shall continue in full force and effect for the benefit of the Subscriber in accordance with the Agency Agreement. In the event of conflict between the provisions of this Subscription Agreement and the provisions of the Agency Agreement, the provisions of the Agency Agreement prevail.

5.2
The Corporation hereby represents and warrants to the Subscriber (on its own behalf and, if applicable, on behalf of each person on whose behalf the Subscriber is contracting) and acknowledges that the Subscriber is relying thereon that:

(a)
except as a result of any agreement to which the Corporation is not a party and of which it has no knowledge, and subject to compliance by the Subscriber and any beneficial purchaser on whose behalf it is acting with the covenant set forth in paragraph 6.1(u), upon issue, the Warrants and Flow-Through Common Shares will be “flow-through shares” as defined in subsection 66(15) of the Tax Act and will not be “prescribed shares” or “prescribed rights” within the meaning of section 6202.1 of the regulations to the Tax Act and the Proposed Amendments;

(b)
the Corporation is a “principal-business corporation” as defined in subsection 66(15) of the Tax Act and will continue to be a “principal-business corporation” at all times which are relevant for the purposes of the Tax Act and the Subscription Agreement;

(c)
the Corporation has no reason to believe that it will be unable to incur, or that it will be unable to renounce to the Subscriber effective on or before December 31, 2006, Resource Expenses in an aggregate amount equal to the Committed Amount and the Corporation has no reason to expect any reduction of such amount by virtue of subsection 66(12.73) of the Tax Act;

(d)
the Corporation hereby agrees to incur Resource Expenses in an amount equal to the Committed Amount on or before the Termination Date in accordance with this Subscription Agreement and agrees to renounce to the Subscriber, with an effective date no later than December 31, 2006, pursuant to subsection 66(12.6) of the Tax Act, Resource Expenses in an amount equal to the Committed Amount;

(e)	the Resource Expenses to be renounced by the Corporation to the Subscriber:

(i)	will constitute CEE on the effective date of the renunciation and will qualify as Flow-Through Mining Expenditure;

(ii)
will not include expenses that are “Canadian exploration and development overhead expenses” (as defined in the regulations to the Tax Act for purposes of paragraph 66(12.6)(b) of the Tax Act) of the Corporation or amounts which constitute specified expenses for seismic data described in paragraph 66(12.6)(b.1) of the Tax Act or any expenses for prepaid services or rent that do not qualify as outlays and expenses for the period as described in the definition of “expense” in subsection 66(15) of the Tax Act;

(iii)	will not include any amount that has previously been renounced by the Corporation to the Subscriber or to any other person;

(iv)	would be deductible by the Corporation in computing its income for the purposes of Part I of the Tax Act but for the renunciation to the Subscriber;

(f)	the Corporation shall not reduce the amount renounced to the Subscriber pursuant to subsection 66(12.6) of the Tax Act;

(g)
the Corporation shall not be subject to the provisions of subsection 66(12.67) of the Tax Act in a manner which impairs its ability to renounce Resource Expenses to the Subscriber in an amount equal to the Committed Amount;

(h)
the Corporation shall use the proceeds from the sale of the Warrants for general exploration activities on the Corporation’s properties and shall deliver to the Subscriber, on or before March 1, 2007, a list of the provinces, territories or other jurisdictions in Canada where the Corporation has incurred, or intends to incur, Resource Expenses together with the amount incurred or to be incurred in each such province, territory or jurisdiction;

(i)
the Corporation has the full corporate right, power and authority to execute and deliver this Subscription Agreement, to issue the Warrants and the Flow-Through Shares to the Subscriber and to incur and renounce to the Subscriber Resource Expenses in an amount equal to the Committed Amount;

(j)
the execution and delivery of, and the performance of, the terms of this Subscription Agreement by the Corporation, including the issue of the Warrants and the Flow-Through Shares, the incurring of Resource Expenses and the renunciation of Resource Expenses to the Subscriber pursuant hereto does not and will not constitute a breach of or a default under the constating documents of the Corporation or any law, regulation, order or ruling applicable to the Corporation, or any agreement, contract or indenture to which the Corporation is a party or by which it is bound;

(k)	the Corporation will keep proper books, records and accounts of all Resource Expenses and all transactions affecting the Committed Amount and the Resource Expenses;

(l)
the Corporation shall file all prescribed forms required under the Tax Act with respect to the issuance of the Warrants and Flow-Through Common Shares as flow-through shares or that are necessary to renounce Resource Expenses equal to the Committed Amount to the Subscriber effective on or before December 31, 2006 and shall provide the Subscriber with a copy of all such forms as are required to be provided thereto;

(m)
in the event the amount renounced to a Subscriber is reduced pursuant to subsection 66(12.73) of the Tax Act, as the sole recourse of the Subscriber for such event, the Corporation shall indemnify the Subscriber and pay in settlement thereof an amount equal to the amount of any tax payable or that may become payable under the Tax Act (and under any corresponding provincial legislation) by the Subscriber as a consequence of such reduction;

(n)
that if the Corporation fails to renounce Resource Expenses to the Subscriber in an amount or amounts which in aggregate are equal to the Committed Amount and with an effective date or dates of not later than December 31, 2006, as the sole recourse of the Subscriber for such event, the Corporation shall indemnify the Subscriber and pay in settlement thereof an amount equal to the amount of any tax payable under the Tax Act (and under any corresponding provincial tax legislation) by the Subscriber as a consequence of such failure;

(o)
neither the Corporation nor any corporation “associated” (as such term is defined in the Tax Act) with the Corporation is a party to any other agreement for the issuance of “flow-through shares” as defined in subsection 66(15) of the Tax Act for which the required expenditures have note be incurred; and

(p)
the Corporation has not and will not enter into transactions or take deductions which would otherwise reduce its cumulative CEE to an extent which would preclude a renunciation of Resource Expenses hereunder in an amount equal to the aggregate Subscription Price on or before December 31, 2006.

ARTICLE 6 - ACKNOWLEDGEMENTS, COVENANTS, REPRESENTATIONS AND
WARRANTIES OF THE SUBSCRIBER

6.1	Acknowledgements, Representations, Warranties and Covenants of the Subscriber

The Subscriber (on its own behalf and, if applicable, on behalf of those for whom the Subscriber is contracting hereunder, including each Beneficial Purchaser) hereby represents and warrants to, and covenants with, the Corporation as follows and acknowledges that the Corporation is relying on such representations and warranties both at the date hereof and at the Closing Time in connection with the transactions contemplated herein:

(a)
The Subscriber, and (if applicable) each Beneficial Purchaser for whom it is acting, were offered the Securities in and, are resident in the jurisdiction set out on the face page of this Subscription Agreement or are otherwise subject to the Securities Laws. Such address was not created and is not used solely for the purpose of acquiring the Warrants and the Subscriber and any Beneficial Purchaser was solicited to purchase the Warrants in such jurisdiction.

(b)
The Subscriber, and (if applicable) any Beneficial Purchaser for whom it is acting, has knowledge in financial and business affairs, is capable of evaluating the merits and risks of an investment in the Warrants and is able to bear the economic risk of such investment even if the entire investment is lost.

(c)
the Subscriber has properly completed, executed and delivered to the Corporation Schedule “A” hereto (dated as of the date hereof), as applicable and the information contained therein is true and correct;

(d)	the representations, warranties and covenants contained in Schedule “A” will be true and correct both as of the date of execution of this Subscription Agreement and as of the Closing Time;

(e)
neither the Subscriber nor any Disclosed Principal is a U.S. Person nor subscribing for the Warrants for the account of a U.S. Person or for resale in the United States and the Subscriber confirms that the Warrants have not been offered to the Subscriber in the United States and that this Subscription Agreement has not been signed in the United States;

(f)
for purposes hereof, a “U.S. Person” (as defined in Rule 902 of Regulation S promulgated under the Securities Act), includes, but is not limited to: (1) any natural person resident in the United States, (2) any partnership or corporation organized under the laws of the United States, (3) any estate or trust of which the executor or administrator or trustee, respectively, is a U.S. person, (4) any discretionary or non-discretionary account held by a dealer or fiduciary for the benefit or account of a U.S. person and any partnership or company organized or incorporated under the laws of a foreign jurisdiction by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act ;

(g)
the Subscriber acknowledges that the Warrants have not been, and will not be, and the Flow-Through Common Shares issuable upon the conversion of the Warrants have not been registered under the U.S. Securities Act and may not be offered or sold in the United States or to a U.S. Person unless the securities are registered under the U.S. Securities Act and all applicable State securities laws or an exemption from such registration requirements is available, and further agrees that hedging transactions involving such securities may not be conducted unless in compliance with the U.S. Securities Act;

(h)
the Subscriber and if applicable, the Disclosed Principal for whom the Subscriber is acting, understands that the Corporation is the seller of the Warrants and underlying securities and that, for purposes of Regulation S, a “distributor” is any underwriter, dealer or other person who participates, pursuant to a contractual arrangement in the distribution of securities sold in reliance on Regulation S and that an “affiliate” is any partner, officer, director or any person in question. Except as otherwise permitted by Regulation S, the Subscriber and if applicable, the Disclosed Principal for whom the Subscriber is acting, agrees that it will not, during a one year distribution compliance period, act as a distributor, either directly or through any affiliate, or sell, transfer, hypothecate or otherwise convey the Warrants or underlying securities other than to a non-U.S. Person;

(i)
the Subscriber and if applicable, the Disclosed Principal for whom the Subscriber is acting, acknowledges and understands that in the event the Warrants or underlying securities are offered, sold or otherwise transferred by the Subscriber of if applicable, the Disclosed Principal for whom the Subscriber is acting, to a non-U.S. Person prior to the expiration of a one year distribution compliance period, the purchaser or transferee must agree not to resell such securities except in accordance with the provisions of Regulation S, pursuant to registration under the U.S. Securities Act, or pursuant to an available exemption from registration; and must further agree not to engage in hedging transactions with regard to such securities unless in compliance with the U.S. Securities Act; and

(j)
neither the Subscriber nor any Disclosed Principal will offer, sell or otherwise dispose of the Warrants or the Flow-Through Common Shares upon exercise thereof in the United States or to a U.S. Person unless the Corporation has consented to such offer, sale or disposition and such offer, sale or disposition is made in accordance with an exemption from the registration requirements under the U.S. Securities Act and the securities laws of all applicable states of the United States or the SEC has declared effective a registration statement in respect of such securities.

(k)
Unless the Subscriber is purchasing under Section 6.1(l) hereof, it is purchasing the Warrants as principal for its own account, not for the benefit of any other person, for investment only and not with a view to the resale or distribution of all or any of the Securities, it is resident in or is otherwise subject to applicable securities laws of the jurisdiction set out as the “Subscriber’s Residential Address” on the face page of this Subscription Agreement and it fully complies with one of the criteria set forth below:

(i)
it is an “accredited investor”, as such term is defined in National Instrument 45-106 - “Prospectus and Registration Exemptions” (“NI 45-106”), it was not created or used solely to purchase or hold securities as an “accredited investor” as described in paragraph (m) of the definition of “accredited investor” in NI 45-106 and it has concurrently executed and delivered a Representation Letter in the form attached as Schedule “A” to this Subscription Agreement and has initialled in Appendix “I” thereto indicating that the Subscriber satisfies (and will satisfy at the Closing Time) one of the categories of “accredited investor” set forth in such definition; or

(ii)
the aggregate acquisition cost of the Warrants to the Subscriber is not less than CDN$150,000 paid in cash at the time of trade and it was not created or used solely to purchase or hold securities in reliance on the prospectus exemption or the dealer registration exemption set out in section 2.10 of NI 45-106; or

(iii)
it is a resident of, or otherwise subject to, the securities legislation of a jurisdiction other than Canada or the United States and is not resident in Canada or the United States or otherwise subject to applicable securities laws of a Canadian jurisdiction or the United States and it has concurrently executed and delivered the certificate attached as Schedule “B” to this Subscription Agreement.

(l)	If the Subscriber is not purchasing the Warrants as principal for its own account, then:

(i)
it is acting as agent for a Beneficial Purchaser who is disclosed on the face page of this Subscription Agreement, and who is purchasing as principal for its own account, not for the benefit of any other person, for investment only and not with a view to the resale or distribution of all or any of the Securities and each of such principals complies with Subsection (i) or Subsection (ii) of Section 6.1(k) hereof and has completed Schedule “A” hereto on behalf of such Beneficial Purchaser; or

(ii)
it is deemed to be purchasing as principal pursuant to NI 45-106 by virtue of being an “accredited investor” as such term is defined in paragraphs (p) or (q) of the definition of “accredited investor” in NI 45-106 (provided, however, that it is not a trust company or trust corporation registered under the laws of Prince Edward Island that is not registered or authorized under the Trust and Loan Companies Act (Canada) or under comparable legislation in another jurisdiction in Canada) and has concurrently executed and delivered a Representation Letter in the form attached as Schedule “A” to this Subscription Agreement and has initialled Appendix “I” thereto indicating that it satisfies one of the categories of “accredited investor” set out in paragraphs (p) or (q) of Appendix “I” thereto; and

the Subscriber acknowledges the Corporation is required by law to disclose to certain regulatory authorities the identity of each Beneficial Purchaser of Warrants for whom it may be acting, the Subscriber is resident in or otherwise subject to applicable securities laws of the jurisdiction set out as the “Subscriber’s Residential Address” on the face page of this Subscription Agreement and each Beneficial Purchaser is resident in or otherwise subject to applicable securities laws of the jurisdiction set out as the “Principal’s Residential Address” on the face page of this Subscription Agreement.

(m)
In the case of a subscription for the Warrants by the Subscriber acting as trustee or agent (including, for greater certainty, a portfolio manager or comparable adviser) for a principal, the Subscriber is duly authorized to execute and deliver this Subscription Agreement and all other necessary documentation in connection with such subscription on behalf of each such Beneficial Purchaser, each of whom is subscribing as principal for its own account, not for the benefit of any other person and not with a view to the resale or distribution of the Securities, and this Subscription Agreement has been duly authorized, executed and delivered by or on behalf of and constitutes a legal, valid and binding agreement of, such principal, and the Subscriber acknowledges that the Corporation may be required by law to disclose the identity of each Beneficial Purchaser for whom the Subscriber is acting.

(n)
In the case of a subscription for the Warrants by the Subscriber acting as principal, this Subscription Agreement and all other documentation in connection with such subscription has been duly authorized, executed and delivered by, and constitutes a legal, valid and binding agreement of, the Subscriber. This Subscription Agreement is enforceable in accordance with its terms against the Subscriber and any Beneficial Purchaser on whose behalf the Subscriber is acting.

(o)	If the Subscriber is:

(i)
a corporation, the Subscriber is duly incorporated and is validly subsisting under the laws of its jurisdiction of incorporation and has all requisite legal and corporate power and authority to execute, deliver and be bound by this Subscription Agreement, to subscribe for the Warrants as contemplated herein and to carry out and perform its obligations under the terms of this Subscription Agreement;

(ii)
a partnership, syndicate or other form of unincorporated organization, the Subscriber has the necessary legal capacity and authority to execute and deliver this Subscription Agreement and to observe and perform its covenants and obligations hereunder and has obtained all necessary approvals in respect thereof;

(iii)
an individual, the Subscriber is of the full age of majority in the jurisdiction which he or she is resident and has the legal capacity and competency to execute and deliver this Subscription Agreement and all other documentation in connection with the and to observe and perform his or her covenants and obligations hereunder; and

(iv)
subscribing on its own behalf, this Subscription Agreement has been duly executed and delivered by the Subscriber and constitutes a legal, valid and binding agreement of the Subscriber enforceable against him or her in accordance with its terms.

(p)
Other than the Agent (and any group of investment dealers managed by the Agent for purposes of offering the Warrants for sale), there is no person acting or purporting to act on behalf of the Subscriber in connection with the transactions contemplated herein who is entitled to any brokerage or finder’s fee.

(q)
The Subscriber, and each Beneficial Purchaser for whom it is contracting hereunder, have been advised to consult their own legal advisors with respect to the execution, delivery and performance by it of this Subscription Agreement and the transactions contemplated by this Subscription Agreement, including but not limited to, trading in the Securities and with respect to the resale restrictions imposed by the Securities Laws and other applicable securities laws. The Subscriber and each Beneficial Purchaser, contracted hereunder may not be able to resell such securities except in accordance with limited exemptions under the Securities Laws and other applicable securities laws.

(r)
The Subscriber has not received or been provided with nor has it requested or have any need to receive, a prospectus, offering memorandum, within the meaning of the Securities Laws, or any sales or advertising literature or any other document describing or purporting to describe the business and affairs of the Corporation (other than any continuous disclosure document, the contents of which is prescribed by statute or regulation and which are available for review by prospective purchasers on the SEC EDGAR system in the United States and on SEDAR in Canada) in order to assist it in making an investment decision in connection with the Offering and the Subscriber’s decision to subscribe for the Warrants.

(s)
The funds representing the Aggregate Subscription Price which will be advanced by the Subscriber to the Corporation hereunder will not represent proceeds of crime for the purposes of the Proceeds of Crime (Money Laundering) Act (Canada) and the Subscriber and, if applicable, the Disclosed Beneficial Purchaser, acknowledges that the Corporation may in the future be required by law to disclose the name of the Subscriber and, if applicable, the disclosed Beneficial Purchaser, and other information relating to this Subscription Agreement and the subscription hereunder, on a confidential basis, pursuant to the Proceeds of Crime (Money Laundering) Act (Canada). To the best of its knowledge (i) none of the subscription funds to be provided by the Subscriber (A) have been or will be derived from or related to any activity that is deemed criminal under the law of Canada, the United States of America, or any other jurisdiction, or (B) are being tendered on behalf of a person or entity who has not been identified to the Subscriber, and (ii) it shall promptly notify the Corporation if the Subscriber discovers that any of such representations ceases to be true, and to provide the Corporation with appropriate information in connection therewith..

(t)
The Subscriber acknowledges that the income tax considerations applicable to the Subscriber will vary depending on a number of factors including the Subscriber’s jurisdiction of residence and it has been encouraged to obtain independent legal, income tax and investment advice with respect to its subscription for the Warrants and, accordingly, has had the opportunity to acquire an understanding of the meanings of all terms contained herein relevant to the Subscriber for purposes of giving representations, warranties and covenants under this Subscription Agreement.

(u)
Neither the Subscriber, nor any beneficial purchaser, as the case may be, has or will knowingly enter into any agreement or arrangement which will cause the Warrants or Flow-Through Common Shares to be or become “prescribed shares” or “prescribed rights” for purposes of the “Tax Act” and the Proposed Amendments.

(v)	the Subscriber deals at arm’s length with the Corporation within the meaning of the Tax Act and will continue to deal at arm’s length with the Corporation until January 1, 2008.

6.2	Acknowledgments of the Subscriber

The Subscriber (on its own behalf and, if applicable, on behalf of those for whom the Subscriber is contracting hereunder, including each Beneficial Purchaser) acknowledges and agrees as follows:

(a)	The Subscriber has received a copy of the Term Sheet setting out the principal terms of the Offering.

(b)	The Subscriber acknowledges that the aggregate gross proceeds of the Offering will be up to $6,000,000, subject to the Agent’s Option.

(c)	No prospectus has been filed with any Securities Regulators in connection with the Offering.

(d)
The Securities are being offered for sale only on a “private placement” basis and the sale and delivery of the Securities is conditional upon such sale being exempt from the requirements as to the filing of a prospectus or delivery of an offering memorandum or upon the issuance of such orders, consents or approvals as may be required to permit such sale without the requirement of filing a prospectus or delivering an offering memorandum and, as a consequence: (i) it is restricted from using most civil remedies available under securities legislation; (ii) it may not receive information that would otherwise be required to be provided to it under securities legislation; and (iii) the Corporation is relieved from certain obligations that would otherwise apply under securities legislation.

(e)
No securities commission, agency, governmental authority, regulatory body, stock exchange or other regulatory body has reviewed or passed on the merits of an investment in or endorsement of the Securities.

(f)
The subscription for the Warrants has not been made through or as a result of, and the distribution of the Warrants is not being accompanied by any advertisement, including without limitation in printed public media, radio, television or telecommunications, including electronic display, or as part of a general solicitation.

(g)
The Corporation may complete additional financings in the future in order to develop the business of the Corporation and fund its ongoing development, and such future financings may have a dilutive effect on current securityholders of the Corporation, including the Subscriber but there is no assurance that such financing will be available, on reasonable terms or at all, and if not available, the Corporation may be unable to fund its ongoing development.

(h)
The Securities have not been registered under the U.S. Securities Act, or any state securities laws and the Securities may not be offered or sold in the United States or to a U.S. person without registration under the U.S. Securities Act or except in compliance with the requirements of an exemption from registration under the U.S. Securities Act and any applicable state securities laws.

(i)	The Subscriber’s ability to transfer the Securities is limited by, among other things, the Securities Laws.

(j)
The certificates (and any replacement certificates issued prior to the expiration of the applicable hold periods or ownership statements issued under a direct registry system or other electronic book entry system) representing the Warrants and, if issued prior to the Qualification Date, Flow-Through Common Shares, will bear, as of the Closing Date and until such time as is no longer required, legends substantially in the following form and with the necessary information inserted:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS [four months and a day after the Closing Date].”

(k)
The certificates (and any replacement certificates issued prior to the expiration of the applicable hold periods or ownership statements issued under a direct registry system or other electronic book entry system) representing the Flow-Through Common Shares, if issued prior to the Qualification Date, will bear, as of the Closing Date and until such time as is no longer required, legend substantially in the following form and with the necessary information inserted:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE (“TSX”); HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF THE TSX SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON THE TSX.”

(l)
The certificates (and any replacement certificates issued prior to the expiration of the applicable hold periods or ownership statements issued under a direct registry system or other electronic book entry system) representing the Warrants and Flow-Through Common Shares will bear, as of the Closing Date and until such time as is no longer required, legends substantially in the following form and with the necessary information inserted:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR UNDER ANY APPLICABLE STATE SECURITIES LAWS (THE “STATE LAWS”). THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE LAWS, OR PURSUANT TO APPLICABLE EXEMPTIONS FROM SUCH REGISTRATION REQUIREMENTS WHICH MAY INCLUDE SALE THROUGH A DESIGNATED OFFSHORE SECURITIES MARKET. FURTHER, UNLESS THE SECURITIES HAVE BEEN REGISTERED UNDER THE SECURITIES ACT, THE SALE, TRANSFER, PLEDGE OR OTHER DISPOSITION OF THESE SECURITIES IN THE UNITED STATES IS PROHIBITED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S (RULE 901 THROUGH 905 AND THE PRELIMINARY NOTES) PROMULGATED UNDER THE SECURITIES ACT.”

(m)
The Corporation and the Agent are relying on the representations, warranties and covenants contained herein and in one of Schedule “A” or Schedule “B” attached hereto to determine the Subscriber’s eligibility to subscribe for the Warrants under the Securities Laws. The Subscriber undertakes to immediately notify the Corporation and the Agent of any change in any statement or other information relating to the Subscriber set forth in such Schedule which takes place prior to the Closing Time.

(n)
The Corporation is relying on an exemption from the requirement to provide the Subscriber with a prospectus under the Securities Laws and, as a consequence of acquiring the Securities pursuant to such exemption, certain information, protections, rights and remedies provided by the Securities Laws will not be available to the Subscriber.

(o)
The Subscriber, and each Beneficial Purchaser for whom it is contracting hereunder, has been encouraged to and should obtain independent legal, income tax and investment advise with respect to its subscription for Special Warrants and accordingly, has been independently advised as to the meaning of all terms contained herein relevant to the Subscriber for purposes of giving representations, warranties and covenants under this Subscription Agreement.

(p)	There is no government or other insurance covering the Securities.

(q)	There are risks associated with the purchase of the Securities and the Subscriber and any Beneficial Purchaser for whom it is acting may lose his, her or its entire investment.

(r)
The sale of the Warrants will not be qualified by a prospectus, such sale and issuance is subject to the condition that the Subscriber or (if applicable) each Beneficial Purchaser for whom it is acting, sign and return to the Corporation all relevant documentation required by the Securities Laws.

(s)
The Corporation may be required to provide the Securities Regulators with a list setting forth the identities of the Beneficial Purchasers of the Warrants. Notwithstanding that the Subscriber may be purchasing Warrants as agent on behalf of an undisclosed principal, the Subscriber agrees to provide, on request, particulars as to the identity of such undisclosed principal as may be required by the Corporation in order to comply with the foregoing.

6.3	Reliance on Representations, Warranties, Covenants and Acknowledgements

The Subscriber acknowledges and agrees that the representations, warranties, covenants and acknowledgements made by the Subscriber in this Subscription Agreement are made with the intention that they may be relied upon by the Corporation and the Agent in determining the Subscriber’s eligibility (and, if applicable, the eligibility of others for whom the Subscriber is contracting hereunder) to purchase the Warrants under the Securities Laws or other applicable securities laws. The Subscriber further agrees that by accepting the Warrants, the Subscriber shall be representing and warranting that such representations, warranties, acknowledgements and covenants are true as at the Closing Time with the same force and effect as if they had been made by the Subscriber at the Closing Time.

ARTICLE 7 - SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

7.1	Survival of Representations, Warranties and Covenants of the Corporation

The representations, warranties, acknowledgements and covenants of the Corporation contained in this Subscription Agreement shall continue in full force and effect for a period of two (2) years following the Closing and, notwithstanding such Closing or any investigation made by or on behalf of the Subscriber with respect thereto, shall continue in full force and effect for the benefit of the Subscriber and the Agent.

7.2	Survival of Representations, Warranties and Covenants of the Subscriber

The representations, warranties, acknowledgements and covenants of the Subscriber contained in this Subscription Agreement shall be true and correct both as of the execution of this Subscription Agreement and as of the Closing Time and survive this completion of the issuance and sale of the Securities and, notwithstanding such Closing or any investigation made by or on behalf of the Corporation with respect thereto, shall continue in full force and effect for the benefit of the Corporation and the Agent for a period of two (2) years following the Closing Date, notwithstanding any subsequent disposition by the Subscriber of any of the Securities. Whether or not explicitly stated in this Subscription Agreement, any acknowledgement, representation, warranty, covenant or agreement made by the Subscriber in this Subscription Agreement, including the Schedule hereto, will be treated as if made by the disclosed Beneficial Purchaser, if any.

ARTICLE 8 - COMMISSION

8.1 The Subscriber understands that in connection with the issue and sale of the Warrants pursuant to the Offering: (a) the Agent will receive from the Corporation on Closing, a cash commission equal to 7% of the gross proceeds of the Offering; and (b) the Corporation will also grant to the Agent (i) special warrants (the “Special Unit Broker Warrants”) equal in number to 7% of the number of Conventional Warrants and (ii) special warrants (the “Special FT Broker Warrants”) equal in number to 7% of the number of Warrants sold pursuant to the Offering.

Each Special Unit Broker Warrant may be exercised at any time in accordance with its terms, and each Special Unit Broker Warrant shall be automatically exchanged for one broker warrant (each, a “Unit Broker Warrant”), without payment of additional consideration, immediately after the earlier of (i) the Qualification Date and (ii) the first Business Day following the day which is four months after the Closing Date. Subject to anti-dilution provisions contained in the instrument under which the Unit Broker Warrants will be governed, each Unit Broker Warrant will entitle the Agent to purchase one Common Share and one Common Share purchase warrant (each whole such warrant being referred to as a “Broker Warrant”) at an exercise price of $0.90 per Unit Broker Warrant for a period of 24 months from the Closing Date . Each Broker Warrant will entitle the Agent to purchase one Common Share at a price of $1.05 per Common Share for a period of 24 months from the Closing Date.

Each Special FT Broker Warrant may be exercised at any time in accordance with its terms, and each Special FT Broker Warrant shall be automatically exchanged for one flow-through broker Warrant (each, a “FT Broker Warrant”), without payment of additional consideration, immediately after the earlier of (i) the Qualification Date and (ii) the first Business Day following the day which is four months after the Closing Date. Subject to anti-dilution provisions contained in the instrument under which the Broker Warrants will be governed, each FT Broker Warrant will entitle the Agent to acquire one flow-through Common Share at an exercise price of $1.05 per Common Share for a period of 24 months from the Closing Date.

If the Qualification Date has not occurred by 4:30 p.m. (Toronto time) on the date which is 60 days from the Closing Date, the Agent shall thereafter be entitled to receive, upon the exercise or deemed exercise of the Special Unit Broker Warrant, 1.1 Unit Broker Warrants for every Special Unit Broker Warrant then held by the Agent at no additional consideration and, upon the exercise or deemed exercise of the Special FT Broker Warrants, 1.1 FT Broker Warrants for every Special FT Broker Warrant then held by the Agent at no additional consideration.

In addition to the foregoing, the Agent has received a $25,000 (plus GST) due diligence fee from the Corporation.

No other fee or commission is payable by the Corporation in connection with the completion of the Offering. However, the Corporation will pay certain fees and expenses of the Agent in connection with the Offering, as set out in the Agency Agreement.

ARTICLE 9 - COLLECTION OF PERSONAL INFORMATION

9.1	Collection of Personal Information

The Subscriber acknowledges that this Subscription Agreement and Schedule “A” hereto require the Subscriber to provide certain personal information to the Corporation. Such information is being collected by the Corporation for the purposes of completing the Offering, which includes, without limitation, determining the Subscriber’s eligibility (or, if applicable, the eligibility of the disclosed Beneficial Purchaser) to purchase the Warrants under applicable securities legislation, preparing and registering certificates representing the Securities to be issued hereunder and completing filings required by any stock exchange or securities regulatory authority. The Subscriber’s personal information (and, if applicable, the disclosed Beneficial Purchaser’s personal information) may be disclosed by the Corporation to: (a) stock exchanges or securities regulatory authorities, (b) the Corporation’s registrar and transfer agent, (c) any government agency, board or other entity; and (d) any of the other parties involved in the Offering, including the Corporation, the Agent and their respective legal counsel, and may be included in record books in connection with the Offering. By executing this Subscription Agreement, the Subscriber (and, if applicable, the disclosed Beneficial Purchaser) is deemed to be consenting to the foregoing collection, use and disclosure of the Subscriber’s personal information (and, if applicable, the disclosed Beneficial Purchaser’s personal information). The Subscriber (and, if applicable, the disclosed Beneficial Purchaser) also consents to the filing of copies or originals of any of the documents described in Section 4.2 of this Subscription Agreement as may be required to be filed with any stock exchange or securities regulatory authority in connection with the transactions contemplated hereby and consents to the disclosure of such information to the public through the filing of a report of trade with applicable Securities Regulators. The Subscriber (and, if applicable, the disclosed Beneficial Purchaser) further acknowledges that it has been notified by the Corporation of and authorizes (a) the delivery to the Ontario Securities Commission (the “OSC”) of the full name, residential address and telephone number of the Subscriber (and, if applicable, the disclosed Beneficial Purchaser), the number and type of securities purchased, the total purchase price, the exemption relied upon and the date of distribution; (b) that this information is being collected indirectly by the OSC under the authority granted to it in securities legislation; (c) that this information is being collected for the purposes of the administration and enforcement of the securities legislation of Ontario; and (d) that the Administrative Assistant to the Director of Corporate Finance can be contacted at Ontario Securities Commission, Suite 1903, Box 55, 20 Queen Street West, Toronto, Ontario M5H 3S8, or at (416) 593-8086, regarding any questions about the OSC’s indirect collection of this information.

ARTICLE 10 - MISCELLANEOUS

10.1	Further Assurances

Each of the parties hereto upon the request of each of the other parties hereto, whether before or after the Closing Time, shall do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all such further acts, deeds, documents, assignments, transfers, conveyances, powers of attorney and assurances as may reasonably be necessary or desirable to complete the transactions contemplated herein.

10.2	Notices

(a)
Any notice, direction or other instrument required or permitted to be given to any party hereto shall be in writing and shall be sufficiently given if delivered personally, or transmitted by facsimile tested prior to transmission to such party, as follows:

(i)	in the case of the Corporation, to:

Yukon Gold Corporation, Inc.
55 York Street, Suite 401
Toronto, Ontario
M5J 1R7

Attention: Paul Gorman
Fax:  (416) 865-1250

with a copy to:

Macleod Dixon LLP
Suite 500, P.O. Box 128
100 Wellington Street West
Toronto, Ontario M5K 1H1
Canada

Attention: Richard Lachcik
Fax: (416) 360-8277

(ii)	in the case of the Subscriber, at the address specified on the face page hereof, with a copy to the Agent at:

Northern Securities Inc.
150 York Street, Suite 1800
Toronto, Ontario
M5H 3S5

Attention: Doug Harris
Fax:  (416) 644-0270

with a copy to:

Fogler, Rubinoff LLP
Suite 1200 - 95 Wellington Street West
Toronto, Ontario M5J 2Z9

Attention:  Eric R. Roblin
Fax: (416) 941-8852

(b)
Any such notice, direction or other instrument, if delivered personally, shall be deemed to have been given and received on the day on which it was delivered, provided that if such day is not a Business Day then the notice, direction or other instrument shall be deemed to have been given and received on the first Business Day next following such day and if transmitted by fax, shall be deemed to have been given and received on the day of its transmission, provided that if such day is not a Business Day or if it is transmitted or received after the end of normal business hours then the notice, direction or other instrument shall be deemed to have been given and received on the first Business Day next following the day of such transmission.

(c)	Any party hereto may change its address for service from time to time by notice given to each of the other parties hereto in accordance with the foregoing provisions.

10.3	Time of the Essence

Time shall be of the essence of this Subscription Agreement and every part hereof.

10.4	Costs and Expenses

Except as otherwise provided in the Agency Agreement in respect of the Agent, all costs and expenses (including, without limitation, the fees and disbursements of special legal counsel retained by the Subscriber) incurred by the Subscriber in connection with this Subscription Agreement and the sale of Securities herein contemplated shall be paid by the Subscriber.

10.5	Applicable Law

This Subscription Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the Province of Ontario and the federal laws of Canada applicable therein. Any and all disputes arising under this Subscription Agreement, whether as to interpretation, performance or otherwise, shall be subject to the non-exclusive jurisdiction of the courts of the Province of Ontario and each of the parties hereto hereby attorns to the jurisdiction of the courts of the Province of Ontario and waives objection to the venue of any proceeding in such court or that such court provides an inconvenient forum.

10.6	Entire Agreement

This Subscription Agreement, including the Schedules hereto, constitutes the entire agreement between the parties hereto with respect to the transactions contemplated herein and cancels and supersedes any prior understandings, agreements, negotiations and discussions between the parties. There are no representations, warranties, terms, conditions, undertakings or collateral agreements or understandings, express or implied, between the parties hereto other than those expressly set forth in this Subscription Agreement or in any such agreement, certificate, affidavit, statutory declaration or other document as set out in this Subscription Agreement. This Subscription Agreement may not be amended or modified in any respect except by written instrument executed by each of the parties hereto.

10.7	Counterparts

This Subscription Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same Subscription Agreement. Counterparts may be delivered either in original, faxed or pdf form and the parties adopt any signature received by a receiving fax machine or email as original signatures of the parties.

10.8	Assignment

This Subscription Agreement may not be assigned by either party except with the prior written consent of the other parties hereto.

10.9	Enurement

This Subscription Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, successors (including any successor by reason of the amalgamation or merger of any party), administrators and permitted assigns.

10.10	Beneficial Subscribers

Whether or not explicitly stated in this Subscription Agreement, any acknowledgement, representation, warranty, covenant or agreement made by the Subscriber in this Subscription Agreement, including the Schedules will be treated as if made by the disclosed beneficial subscriber, if any.

10.11	Language of Documents

It is the express wish of the parties to this Agreement that this Agreement and all related documents be drafted in English. Il est de la volonté expresse des parties aux présentes que la présente convention ainsi que tous les documents s’y rattachant soient rédigés en anglais. Les parties aux présentes conviennent et exigent que cette convention ainsi que tous les documents s’y rattachant soient rédigés en langue Anglais.

SCHEDULE “A”
REPRESENTATION LETTER

TO: Yukon Gold Corporation, Inc. (the “Corporation”)

In connection with the purchase of Warrants (as such term is defined in the Subscription Agreement to which this Schedule is attached) of the Corporation (the “Purchased Warrants”) by the undersigned subscriber or, if applicable, the disclosed principal on whose behalf the undersigned is purchasing as agent (the “Subscriber” for the purposes of this Schedule “A”), the Subscriber hereby represents, warrants, covenants and certifies to the Corporation that:

1.
The Subscriber is resident in the jurisdiction set out as the “Subscriber’s Residential Address” on the face page of the Subscription Agreement or is otherwise subject to applicable securities laws of such province;

2.
The Subscriber is purchasing the Purchased Warrants as principal (NOTE: For this purpose, a trust company or trust corporation described in paragraph (p) in Appendix “I” to this Representation Letter (other than a trust company or trust corporation registered under the laws of Prince Edward Island that is not registered or authorized under the Trust and Loan Companies Act (Canada) or under comparable legislation in another jurisdiction of Canada) and a person described in paragraph (q) in Appendix “I” to this Representation Letter is deemed to be purchasing as principal);

3.
The Subscriber is (and will be at the closing of the issue and sale of the Purchased Warrants) an “accredited investor” within the meaning of National Instrument 45-106 entitled “Prospectus and Registration Exemptions” by virtue of satisfying the indicated criterion as set out in Appendix “I” to this Representation Letter; and

4.	Upon execution of this Schedule “A” by or on behalf of the Subscriber, this Schedule “A” shall be incorporated into and form a part of the Subscription Agreement to which this Schedule is attached.

Dated: _________________________, 2006

Print name of Subscriber, or person signing as agent on behalf of Subscriber

Signature

Print name of Signatory (if different from Subscriber or agent, as applicable)

Title

A-1

** PLEASE INITIAL THE APPLICABLE PROVISION IN APPENDIX “I” ON THE FOLLOWING PAGES **

APPENDIX “I”

TO SCHEDULE “A”

NOTE: THE INVESTOR MUST INITIAL BESIDE THE APPLICABLE PORTION OF THE DEFINITION BELOW.

Accredited Investor - (defined in National Instrument 45-106 “Prospectus and Registration Exemptions” (“NI 45-106”)) means:

________	(a) a Canadian financial institution, or a Schedule III bank; or

________	(b) the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada); or

________
(c)  a subsidiary of any person referred to in paragraphs (a) or (b), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary; or

________
(d)  a person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer, other than a person registered solely as a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador); or

________	(e) an individual registered or formerly registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (d); or

________	(f) the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the Government of Canada or a jurisdiction of Canada; or

________
(g)  a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l’ile de Montréal or an intermuncipal management board in Québec; or

________	(h) any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government; or

________
(i)  a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada; or

________
(j)  an individual who, either alone or with a spouse, beneficially owns, directly or indirectly, financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds $1,000,000; or

**Note: if individual accredited investors wish to purchase through wholly-owned holding companies or similar entities, such purchasing entities must qualify under (t) below, which must be initialled.

________
(k)  an individual whose net income before taxes exceeded $200,000 in each of the 2 most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the 2 most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year; or

**Note: if individual accredited investors wish to purchase through wholly-owned holding companies or similar entities, such purchasing entities must qualify under (t) below, which must be initialled.

________	(l) an individual who, either alone or with a spouse, has net assets of at least $5,000,000; or

**Note: if individual accredited investors wish to purchase through wholly-owned holding companies or similar entities, such purchasing entities must qualify under (t) below, which must be initialled.

________	(m) a person, other than an individual or investment fund, that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements; or

________	(n) an investment fund that distributes or has distributed its securities only to:

(i) a person that is or was an accredited investor at the time of the distribution,

(ii)  a person that acquires or acquired securities in the circumstances referred to in sections 2.10 [Minimum amount investment] of NI 45-106, and 2.19 [Additional investment in investment funds] of NI 45-106, or

(iii)  a person described in paragraph (i) or (ii) that acquires or acquired securities under section 2.18 [Investment fund reinvestment] of NI 45-106; or

________
________
(o)  an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Quebec, the securities regulatory authority, has issued a receipt; or

________
(p)  a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be; or

________	(q) a person acting on behalf of a fully managed account managed by that person, if that person:

(i)  is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction, and
(ii)  in Ontario, is purchasing a security that is not a security of an investment fund; or

________
(r)  a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded; or

________	(s) an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) or paragraph (i) in form and function; or

________
(t)  a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors; or

________	(u) an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser; or

________	(v) a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Quebec, the regulator as:
(i) an accredited investor, or (ii) an exempt purchaser in Alberta or British Columbia after NI 45-106 came into force.

For the purposes hereof:

an issuer is an “affiliate” of another issuer if

(a)	one of them is the subsidiary of the other, or

(b)	each of them is controlled by the same person;

“bank” means a bank named in Schedule I or II of the Bank Act (Canada);

“Canadian financial institution” means

(a)	an association governed by the Cooperative Credit Associations Act (Canada) or a central cooperative credit society for which an order has been made under section 473(1) of that Act, or

(b)
a bank, loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative, or league that, in each case, is authorized by an enactment of Canada or a jurisdiction of Canada to carry on business in Canada or a jurisdiction in Canada;

“company” means any corporation, incorporated association, incorporated syndicate or other incorporated organization;

a person (first person) is considered to “control” another person (second person) if

(a)
the first person, directly or indirectly, beneficially owns or exercises control or direction over securities of the second person carrying votes which, if exercised, would entitle the first person to elect a majority of the directors of the second person, unless that first person holds the voting securities only to secure an obligation,

(b)	the second person is a partnership, other than a limited partnership, and first person holds more than 50% of the interests of the partnership, or

(c)	the second person is a limited partnership and the general partner of the limited partnership is the first person;

“director” means

(a)	a member of the board of directors of a company or an individual who performs similar functions for a company, and

(b)	with respect to a person that is not a company, an individual who performs functions similar to those of a director of a company;

“entity” means a company, syndicate, partnership, trust or unincorporated organization;

“financial assets” means

(a)	cash,

(b)	securities, or

(c)	a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation;

“foreign jurisdiction” means a country other than Canada or a political subdivision of a country other than Canada;

“fully managed account” means an account of a client for which a person makes the investment decisions if that person has full discretion to trade in securities for the account without requiring the client’s express consent to a transaction;

“investment fund” means a mutual fund or non-redeemable investment fund, and, for greater certainty, in British Columbia includes an employee venture capital corporation that does not have a restricted constitution, and is registered under Part 2 of the Employee Investment Act (British Columbia), R.S.B.C. 1996 c. 112, and whose business objective is making multiple investments and a venture capital corporation registered under Part 1 of the Small Business Venture Capital Act (British Columbia), R.S.B.C. 1996 c.429 whose business objective is making multiple investments;

“jurisdiction” means a province or territory of Canada except when used in the term “foreign jurisdiction”;

“individual” means a natural person, but does not include

(a)	a partnership, unincorporated association, unincorporated syndicate, unincorporated organization or a trust, or

(b)	a natural person in his or her capacity as trustee, executor, administrator or other legal personal representative;

“mutual fund” includes an issuer whose primary purpose is to invest money provided by its security holders and whose securities entitle the holder to receive on demand, or within a specified period after demand, an amount computed by reference to the value of a proportionate interest in the whole or in a part of the net assets, including a separate fund or trust account, of the issuer of the securities;

“non-redeemable investment fund” means an issuer,

(a)	whose primary purpose is to invest money provided by its securityholders,

(b)	that does not invest,

(A)	for the purpose of exercising or seeking to exercise control of an issuer, other than an issuer that is a mutual fund or a non-redeemable investment fund, or

(B)	for the purpose of being actively involved in the management of any issuer in which it invests, other than an issuer that is a mutual fund or a non-redeemable investment fund, and

(c)	that is not a mutual fund;

“person” includes

(a)	an individual,

(b)	a corporation,

(c)	a partnership, trust, fund and an association, syndicate, organization or other organized group of persons, whether incorporated or not, and

(d)	an individual or other person in that person’s capacity as a trustee, executor, administrator or personal or other legal representative;

“regulator” means, for the local jurisdiction, the person referred to in Appendix D of National Instrument 14-101 “Definitions” (“NI 14-101”) opposite the name of the local jurisdiction;

“related liabilities” means:

(a)	liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets; or

(b)	liabilities that are secured by financial assets;

“Schedule III bank” means an authorized foreign bank named in Schedule III of the Bank Act (Canada);

“securities legislation” means, for the local jurisdiction, the instruments listed in Appendix B of NI 14-101 opposite the name of the local jurisdiction

“securities regulatory authority” means, for the local jurisdiction, the securities commission or similar regulatory authority listed in Appendix C of NI 14-101 opposite the name of the local jurisdiction;

“spouse” means an individual who,

(a)	is married to another individual and is not living separate and apart within the meaning of the Divorce Act (Canada), from the other individual,

(b)	is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender, or

(c)	in Alberta, is an individual referred to in paragraph (a) or (b), or is an adult interdependent partner within the meaning of the Adult Interdependent Relationships Act (Alberta); and

“subsidiary” means an issuer that is controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary.

SCHEDULE “B”
CERTIFICATE
ADDITIONAL REPRESENTATIONS, WARRANTIES AND COVENANTS
FOR NON-CANADIAN SUBSCRIBERS
(OTHER THAN U.S. SUBSCRIBERS)

The Subscriber, on its own behalf and (if applicable) on behalf of others for whom it is acting hereunder, further represents, warrants and covenants to and with the Corporation and the Agent and their respective counsel (and acknowledges that the Corporation, the Agent and their respective counsel are relying thereon) that it is, and (if applicable) any beneficial purchaser for whom it is acting hereunder is, a resident of, or otherwise subject to, the securities legislation of a jurisdiction other than Canada or the United States, and:

(a)	the Subscriber is, and (if applicable) any other purchaser for whom it is acting hereunder, is:

(i) a purchaser that is recognized by the Securities Regulators in the jurisdiction in which it is, and (if applicable) any other purchaser for whom it is acting hereunder is resident or otherwise subject to the Securities Laws of such jurisdiction as an exempt purchaser and (subject to (b)(i) below) is purchasing the Warrants as principal for its, or (if applicable) each such other purchaser’s, own account, and not for the benefit of any other person, for investment only and not with a view to resale or distribution and no other person, corporation, firm or other organization has a beneficial interest in the said securities being purchased, or purchasing the securities as agent or trustee for the principal disclosed on the cover page of this Agreement and each disclosed principal for whom the Subscriber is acting is purchasing as principal for its own account, and not for the benefit of any other person, and is purchasing for investment only and not a view to resale or distribution; or

(ii) a purchaser which is purchasing Warrants pursuant to an exemption from any prospectus or securities registration requirements (particulars of which are enclosed herewith) available to the Corporation, the Agent, the Subscriber and any such other purchaser under applicable Securities Laws of their jurisdiction of residence or to which the Subscriber and any such other purchaser are otherwise subject to, and the Subscriber and any such other purchaser shall deliver to the Corporation and the Agent such further particulars of the exemption and their qualification thereunder as the Corporation or the Agent may reasonably request;

(b)	if the Subscriber is resident in or otherwise subject to applicable Securities Laws of the United Kingdom:

(i)
the Subscriber is a person in the United Kingdom: (A) who is ‘qualified investor’ for the purposes of section 86(7) of the Financial Services and Markets Act 2000 (“FSMA”) and is purchasing the Warrants (or the Flow-Through Common Shares) as principal for its own account and not for the benefit of others, other than on behalf of (a) discretionary client(s) in circumstances where section 86 (2) FSMA applies; and (B) is such a person as is referred to in Article 19 (investment professionals) or 49 (high net worth companies etc) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005; and (C) and has complied with and undertakes to comply with all applicable provisions of the FSMA and other applicable Securities Laws with respect to anything done by it in relation to the Warrants and Flow-Through Common Shares in, from or otherwise involving the United Kingdom; and

B-1

(ii)
the Subscriber confirms that, to the extent applicable to it, it is aware of, has complied and will comply with its obligations in connection with the Criminal Justice Act 1993, the Proceeds of Crime Act 2002 and Part VIII of the FSMA, it has identified its clients in accordance with the Money Laundering Regulations 2003 (the “Regulations”) and has complied fully with its obligations pursuant to the Regulations and will, as a condition precedent of any acceptance of this subscription, provide all such information and documents as may be required in relation to it (or any person on whose behalf it is acting as agent) that may be required by the Corporation or the Agent or any agent or person acting for them in order to discharge any obligations under the Regulations;

(c)
the purchase of Warrants (or the Flow-Through Common Shares issuable upon exchange of the Warrants) by the Subscriber, and (if applicable) each such other purchaser, does not contravene any of the applicable Securities Laws in such jurisdiction and does not trigger: (i) any obligation of the Corporation to prepare and file a prospectus, an offering memorandum or similar document, or (ii) any obligation of the Corporation to make any filings with or seek any approvals of any kind from any regulatory body in such jurisdiction or any other ongoing reporting requirements with respect to such purchase or otherwise; or (iii) any registration or other obligation on the part of the Corporation or the Agent;

(d)	the Subscriber is knowledgeable of, and has been independently advised as to, the securities laws of such jurisdiction as applicable to this Subscription Agreement; and

(e)
the Subscriber, and (if applicable) any other purchaser for whom it is acting hereunder will not sell or otherwise dispose of any Securities, except in accordance with applicable Securities Laws, and if the Subscriber, or (if applicable) such Beneficial Purchaser sell or otherwise dispose of any Securities to a person other than a resident of Canada, the Subscriber, and (if applicable) such Beneficial Purchaser, will obtain from such purchaser representations, warranties and covenants in the same form as provided in this Schedule “B” and shall comply with such other requirements as the Corporation may reasonably require.

Dated at _______________ this ____ day of ____________, 2006.

Name of Subscriber

By:
Signature

Title:

B-2

SCHEDULE “C”
TERM SHEET

PRIVATE PLACEMENT OF UNIT SPECIAL WARRANTS AND FLOW-THROUGH SPECIAL WARRANTS

Issuer:	Yukon Gold Corporation, Inc. (the “Corporation”).

Offering:	Private Placement of Unit Special Warrants and Flow-Through Special Warrants (the Unit Special Warrants and Flow-Through Special Warrants are collectively referred to herein as “Special Warrants”).

Size of the Offering:	Offering of up to $6,000,000 of Special Warrants, subject to a minimum of $1,000,000 of Unit Special Warrants.

Agent:	Northern Securities Inc. (“Northern” or the “Agent”, which term includes each member of an underwriting syndicate arranged by Northern, if any, or “Northern”)

Agency Basis:	Private placement on a commercially reasonable best efforts agency basis without an offering memorandum, subject to the terms and conditions of an agency agreement.

Special Warrants:
The Special Warrants will be issued pursuant to the terms and conditions of a special warrant indenture to be entered into between the Corporation and a Canadian trust company (the “Warrant Agent”) acceptable to the Agent, acting reasonably. The Special Warrants will be exercisable by the holders thereof on a one-for-one basis (subject to the adjustment provisions set forth below) for Units or Flow-Through Shares, as applicable, without payment of additional consideration, at any time on or before 5:00 p.m. (Toronto time) on the date (the “Expiry Date”) which is the earlier of: (i) the 3rd business day after a receipt is issued under the Mutual Reliance Review System for a final prospectus, qualifying the issuance of the Units and Flow-Through Shares, filed in each of the provinces and territories of Canada where Special Warrants are sold and an SB2 Registration statement is cleared in the United States (the “Prospectus Qualification Date”); and (ii) the first business day following the date which is 4 months after Closing Date (as defined below); and Special Warrants not exercised prior to the Expiry Date will automatically be exercised by the Warrant Agent on behalf of the holders of Special Warrants without any further action on the part of the holders immediately prior to the Expiry Date.
In the event that the Prospectus Qualification Date does not occur prior to the day which is 60 days after the Closing Date (the “Qualification Deadline”), each Unit Special Warrant will entitle the holder thereof to receive on exercise thereof 1.1 Units and each Flow-Through Special Warrant will entitle the holder thereof to receive on exercise thereof 1.1 Flow-Through Shares.
In addition to the foregoing, the Special Warrants will have such other terms and conditions as are customary for transactions of this nature.

Unit:	Each Unit will be comprised of one common share in the capital of the Corporation and one common share purchase warrant (each whole such warrant being referred to herein as a “Warrant”)

Warrant:	Each Warrant will be exercisable into one common share in the capital of the Corporation for a period of 24 months from Closing at an exercise price of $1.05 per share.

Unit Special Warrant Issue Price:	$0.90 per Unit Special Warrant.

Flow-Through Special Warrant Issue Price:	$1.05 per Flow-Through Special Warrant.

Flow-Through Income Tax Considerations:
The Corporation shall, pursuant to the provisions in the Income Tax Act (Canada) (the “Tax Act”), incur Canadian Exploration Expenses (as defined in the Tax Act) after the Closing Date and prior to December 31, 2007 in the aggregate amount of not less than the gross proceeds raised from the sale of the Flow-Through Special Warrants pursuant to the Offering.

Use of Proceeds:
The gross proceeds of the Flow-Through Special Warrants shall be used to incur Canadian Exploration Expenses (as defined in the Tax Act) after the Closing Date and prior to December 31, 2007. The proceeds of the Unit Special Warrants shall be used for working capital and general corporate purposes.

Offering Jurisdictions:
Ontario, British Columbia, Nova Scotia, Alberta and Quebec and any other Provinces of Canada and those jurisdictions outside Canada as agreed to by the Corporation and the Agent. For greater certainty no securities will be offered to U.S. investors without the prior agreement of the Corporation.

Resale Restrictions:
The Unit Special Warrants and Flow-Through Special Warrants will not be qualified for sale to the public by way of a prospectus. Accordingly, the securities in the Offering will be subject to a resale restriction period of four months plus one day from Closing. In the event the Corporation obtains a receipt for a final short-form prospectus qualifying the securities underlying the Special Warrants and clears a Registration Statement on Form SB-2, such underlying securities will be freely-tradable at such time.

Over-Allotment Option:
The Corporation will grant the Agent an over-allotment option (“Over-Allotment Option”) to sell up to $2,000,000 of any combination of Unit Special Warrants and Flow-Through Special Warrants at the respective Unit Special Warrant and Flow-Through Special Warrant Issue Price, subject to a minimum issuance of $1,000,000 of Unit Special Warrants. The Over-Allotment Option may be exercised within 48 hours prior to Closing.

Due Diligence Work Fee:
A $25,000 (plus GST) non-refundable due diligence fee payable upon the date of execution of this agreement. The Due Diligence Work Fee will be netted against any Commission payable to Northern upon Closing.

Commission:
A cash commission equal to 7% of the aggregate gross proceeds of the Offering, payable at Closing.
In addition, the Corporation will issue to the Agent at Closing, (i) Unit Compensation Options entitling the Agent to acquire, for no additional consideration, Unit Compensation Warrants entitling the Agent to acquire, at a price per share equal to the Unit Special Warrant Issue Price, such number of Units as is equal to 7% of the number of Unit Special Warrants issued under the Offering. The Unit Compensation Options and Unit Compensation Warrants shall have an expiry date that is 24 months from the Closing Date; (ii) Flow-Through Compensation Options entitling the Agent to acquire, for no additional consideration, Flow-Through Compensation Warrants entitling the Agent to acquire, at a price per share equal to the Flow-Through Special Warrant Issue Price, such number of common shares in the capital of the Corporation as is equal to 7% of the number of Flow-Through Special Warrants issued under the Offering. The Flow-Through Compensation Options and Flow-Through Compensation Warrants shall have an expiry date that is 24 months from the Closing Date. The Unit Compensation Warrants and Flow-Through Compensation Warrants shall be qualified under the prospectus and registration statement referenced above.

In the event that the Prospectus Qualification Date does not occur prior to the day which is 60 days after the Closing Date (the “Qualification Deadline”), each Unit Compensation Option will entitle the holder thereof to receive on exercise thereof 1.1 Unit Compensation Warrants and each Flow-Through Compensation Option will entitle the holder thereof to receive on exercise thereof 1.1 Flow-Through Compensation Warrants.

Closing:
On or before December 15, 2006 (the “Closing Date”), or such other date as agreed to by Northern and the Corporation. Upon Closing, funds are to be released to the Corporation net of Commission (net of the Due Diligence Work Fee), costs and expenses.